EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

CAPITAL PACIFIC HOLDINGS, LLC, a Delaware Limited Liability Company

CAPITAL PACIFIC HOMES, INC., a Nevada Corporation

PETERS RANCHLAND COMPANY, INC., a Delaware Corporation

J.M. PETERS NEVADA, INC., a Delaware Corporation

NEWPORT DESIGN CENTER, INC., a California Corporation

CAPITAL PACIFIC MORTGAGE, INC., a Delaware Corporation

CAPITAL PACIFIC ARIZONA, INC., a Delaware Corporation

CAPITAL PACIFIC HOMES OF ARIZONA, INC., a Delaware Corporation

CLARK WILSON HOMES, INC., a Texas Corporation

CAPITAL PACIFIC HOMES, INC., a Delaware Corporation

FAIRWAY FINANCIAL COMPANY, a Texas Corporation

PARKLAND ESTATES COMPANY, INC., a Delaware Corporation

J.M. PETERS CALIFORNIA, INC., a Delaware Corporation

CREATIVE DESIGN & MEDIA, INC., a Delaware Corporation

CPH SPRINGDALE, LLC, a Delaware Limited Liability Company

CPH LOMPOC, LLC, a Delaware Limited Liability Company

CPH NEWPORT COAST, LLC, a Delaware Limited Liability Company

VISTA PALISADES ESTATES, LLC, a Delaware Limited Liability Company

CPH HEEP RANCH, LLC, a Delaware Limited Liability Company

CPH YUCAIPA I, LLC, a Delaware Limited Liability Company

CPH BLR, LLC, a Delaware Limited Liability Company

NDC DEVELOPMENT, LLC, a Delaware Limited Liability Company

CPH AIRCRAFT, LLC, a Delaware Limited Liability Company

CPH HOME LOANS, LLC, a Delaware Limited Liability Company

CPH OXNARD, LLC, a Delaware Limited Liability Company

CPH INLAND EMPIRE, LLC, a Delaware Limited Liability Company

CPH SANTA BARBARA, LLC, a Delaware Limited Liability Company

CPH SIERRA PEAK, LLC, a Delaware Limited Liability Company

CPHL I, LLC, a Delaware Limited Liability Company